BYLAWS OF
SANTANDER HOLDINGS USA, INC.

Amended as of May 23, 2019

ARTICLE I
Meetings of Shareholders
1.1     Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as may, from time to time, be fixed by the Board of Directors.
1.2     Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held on such date as the Board of Directors of the Corporation may designate from time to time.
1.3     Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
1.4     Notice of Meetings. Except as otherwise required by the Virginia Stock Corporation Act (the “VSCA”), written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting, in any manner permitted by the VSCA, including by electronic transmission (as defined therein). Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5     Quorum. Except as otherwise required by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by (a) the chairman of such meeting or (b) a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.
1.6     Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not more than 70 days prior to the meeting. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his or her duly authorized attorney-in-fact.
ARTICLE II
Directors
2.1     General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and except as otherwise expressly provided by the VSCA or the Articles of Incorporation, all of the powers of the Corporation shall be vested in such Board.
2.2     Number of Directors. The number of Directors shall be no less than five nor more than twenty-five persons. The exact number of Directors will be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any annual or special meeting thereof.

2.3     Election of Directors

(a)     Directors shall be elected at the annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies thus existing.
(b)     Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.
(c)     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors.
(d)     A majority of the number of Directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
2.4     Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the President, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by any manner permitted by the VSCA, including by electronic transmission (as defined therein), of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.

In addition, members of the Board of Directors or any committee designated thereby pursuant to Article III hereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment whereby all persons participating in a meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.5     Actions Without Meetings. Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all the Directors. Such consent shall have the same force and effect as a unanimous vote.
2.6     Resignation. Any member of the Board of Directors may resign at any time by giving written notice of his or her intention to do so to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation.
ARTICLE III
Committees
3.1     Executive Committee. The Board of Directors may, by vote of a majority of the number of Directors fixed by these bylaws, designate an Executive Committee. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by the VSCA, the Articles of Incorporation or these Bylaws, except as otherwise provided in the VSCA. The Executive Committee shall report at the next regular or special meeting of the board of Directors all action that the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.
3.2    Other Committees. The Board of Directors, by resolution duly adopted, may establish committees of the Board having limited authority in the management of the affairs of the Corporation as it may deem advisable, and the members, terms, and authority of such committees shall be as set forth in the resolutions establishing the same. The Chairman of the Board may be a member ex-
officio of any such committee.

    3.3     Meetings. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.
3.4     Actions Without Meeting. Any action that may be taken at a meeting of a committee may be taken without a meeting, if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the members of the committee, including any ex-officio members. Such consent shall have the same force and effect as a unanimous vote.
3.5     Quorum and Manner of Acting. A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. Ex-officio members of a committee shall be disregarded in determining the size of the quorum required for such committee to take action. However, if present at a committee meeting, any ex-officio member shall be counted for purposes of establishing whether quorum exists at the meeting, and he or she shall be entitled to vote unless otherwise provided in a committee’s charter. The action of a majority of those members, including any ex-officio members, present at a committee meeting at which a quorum is present shall constitute the act of the committee.
3.6     Term of Office. Members of any committee shall be elected by vote of a majority of the number of Directors fixed by these Bylaws and shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.
3.7     Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his or her intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his or her election.
3.8    Vacancies. Any vacancy occurring in a committee resulting from any cause whatever may be filled by the affirmative vote of a majority of the Directors of the Corporation.

ARTICLE IV
Officers
4.1     Election. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. In addition, such other officers as are provided in Section 4.3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two or more officers may be combined in the same person as the Board of Directors may determine, except that the same person shall not be President and Secretary.
4.2     Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time by a resolution passed at any meeting by affirmative vote of a majority of the Directors of the Corporation. Vacancies may be filled at any meeting of the Board of Directors.
4.3     Other Officers. Other officers may from time to time be elected by the Board, including, without limitation, a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors one or more Vice Presidents (any one or more of whom may be designated as Executive Vice President or Senior Vice President), one or more Assistant Secretaries and one or more Assistant Treasurers.
4.4     Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit.

ARTICLE V
Capital Stock

5.1     Certificates. The shares of capital stock of the Corporation may but need not be represented by certificates. When shares are represented by certificates, such certificates shall be in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.
5.2     Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, and the Board of Directors may, in its discretion, cause one or more new certificates for the same number of shares in the aggregate or cause uncertificated shares for the same number of shares to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.
5.3     Transfer of Shares. Uncertificated shares of the Corporation shall be transferable or assignable on the books of the Corporation upon proper instruction from the holder of such shares, and certificated shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive any dividends and to vote as such owner.
5.4     Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment for any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
ARTICLE VI
Miscellaneous Provisions

6.1    Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.
6.2    Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors. The Company shall also keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.
6.3     Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.4     Amendment of Bylaws. These Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws.
The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws that, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.
6.5     Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held in this Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment, the President may attend in person any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such shares or other securities of such other corporation.

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